EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 listed below of Johnson Controls, Inc. of our report dated November 12, 2004 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated November 12, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

1.	Registration Statement on Form S-8 (Registration No. 33-30309)

2.	Registration Statement on Form S-8 (Registration No. 33-31271)

3.	Registration Statement on Form S-3 (Registration No. 33-50110)

4.	Registration Statement on Form S-8 (Registration No. 33-58092)

5.	Registration Statement on Form S-8 (Registration No. 33-58094)

6.	Registration Statement on Form S-8 (Registration No. 33-49862)

7.	Registration Statement on Form S-3 (Registration No. 33-57685)

8.	Registration Statement on Form S-3 (Registration No. 33-64703)

9.	Registration Statement on Form S-8 (Registration No. 333-10707)

10.	Registration Statement on Form S-3 (Registration No. 333-13525)

11.	Registration Statement on Form S-8 (Registration No. 333-36311)

12.	Registration Statement on Form S-8 (Registration No. 333-66073)

13.	Registration Statement on Form S-8 (Registration No. 333-41564)

14.	Registration Statement on Form S-3 (Registration No. 333-59594)

15.	Registration Statement on Form S-8 (Registration No. 333-117898)

16.	Registration Statement on Form S-3 (Registration No. 333-111192)

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
November 30, 2004